Exhibit 5.4

STONE PIGMAN WALTHER WITTMANN L.L.C. COUNSELLORS AT LAW

546 CARONDELET STREET NEW ORLEANS, LOUISIANA 70130-3588 (504) 581-3200 FAX (504) 581-3361 WWW.STONEPIGMAN.com	OUR FILE NUMBER 63,534

May 24, 2011

Quality Distribution, LLC

QD Capital Corporation

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

Re:	Exchange Offer of 9.875% Second-Priority Senior Secured Notes due

2018 of Quality Distribution, LLC and QD Capital Corporation

Ladies and Gentlemen:

1. Introduction

At your request, we are delivering this opinion letter in connection with the filing by Quality Distribution, LLC, a Delaware limited liability company, and QD Capital Corporation, a Delaware corporation (the “Issuers”), with the Securities and Exchange Commission (“SEC”), of the Registration Statement on Form S-4 and the related prospectus to be filed pursuant to Rule 424(b) of the SEC (collectively, the “Registration Statement”), relating to the Issuers’ offer to exchange $225,000,000 principal amount of the Issuers’ 9.875% Second-Priority Senior Secured Notes due 2018 (the “Exchange 2018 Notes”), after registration pursuant to the Registration Statement, in exchange for a like principal amount of the Issuers’ outstanding 9.875% Second-Priority Senior Secured Notes due 2018, which have not been so registered. The Exchange 2018 Notes will be guaranteed by, among others, Boasso America Corporation, a Louisiana corporation (the “Louisiana Guarantor”), pursuant to the indenture dated as of November 3, 2010 (the “2018 Notes Indenture”), among (a) the Issuers, (b) the Louisiana Guarantor, American Transinsurance Group, Inc., Chemical Leaman Corporation, EnviroPower, Inc., Mexico Investments, Inc., QC Energy Resources, Inc., Power Purchasing, Inc., Quality Distribution, Inc., QD Risk Services, Inc., Quala Systems, Inc., and Quality Carriers, Inc. (collectively, the “Guarantors”), and (c) The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent. We have acted as special Louisiana counsel to the Louisiana Guarantor in connection with the above transaction.

STONE PIGMAN WALTHER WITTMANN L.L.C.

MAY 24, 2011

2. Documents Reviewed

2.1 In connection with this letter, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(i)	the executed 2018 Notes Indenture;

(ii)	the executed registration rights agreement dated November 3, 2010 (the “Registration Rights Agreement”) among (A) the Issuers, (B) the Guarantors, and (C) Credit Suisse Securities (USA) LLC, Jeffries & Company, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC;

(iii)	the form of the Exchange 2018 Notes attached as Exhibit 4.29 to the Registration Statement;

(iv)	the articles of incorporation of the Louisiana Guarantor;

(v)	the bylaws of the Louisiana Guarantor; and

(vi)	the resolutions adopted by the Board of Directors of the Louisiana Guarantor authorizing, among other things, the execution, delivery and performance by the Louisiana Guarantor of the 2018 Notes Indenture (the “Resolutions”).

2.2 We have also examined such other documents, instruments, certificates, and records, and conducted such other inquiries and examinations, as we have considered necessary or appropriate in order to render our opinions contained in this letter.

2.3 As to factual matters material to this opinion, we have relied on certificates of public officials; certificates and statements made to us by one or more officers or other representatives of the Louisiana Guarantor or an Issuer; and statements, representations, and warranties of the Louisiana Guarantor or an Issuer in the 2018 Notes Indenture and the Registration Rights Agreement. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters.

3. Assumptions

In rendering the opinions in this letter, we have assumed, among other things, without independent investigation: (i) the legal capacity and competency of all natural persons; the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to authentic, original documents of all documents submitted to us as copies (whether photocopies, facsimiles, or otherwise); and the accuracy and completeness of all corporate records provided to us; (ii) that the Resolutions are in full force and effect and have not been amended, rescinded, or superseded; that the 2018 Notes Indenture and Registration Rights Agreement are in full force and effect and no provisions thereof have been amended or waived; that the certificates and other documents on which we have relied that are dated before the date of this letter have continued to remain accurate through the effective date of the Registration Statement; and (iii) that the Exchange 2018 Notes have been or will be appropriately completed, executed, and delivered in the form submitted to us for review without material changes, with all appropriate schedules and exhibits attached, and all blanks filled in as appropriate.

STONE PIGMAN WALTHER WITTMANN L.L.C.

MAY 24, 2011

4. Opinions

Based upon and subject to the assumptions, limitations, and qualifications stated in this letter, we are of the following opinions:

(a)	The Louisiana Guarantor is a corporation duly incorporated, validly existing, and in good standing with the Louisiana Secretary of State under the laws of Louisiana.

(b)	The Louisiana Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under the 2018 Notes Indenture.

(c)	The execution, delivery and performance by the Louisiana Guarantor of its obligations under the 2018 Notes Indenture have been duly authorized by all necessary corporate action on the part of the Louisiana Guarantor.

(d)	The Louisiana Guarantor has duly executed and delivered the 2018 Notes Indenture.

5. Qualifications

5.1 The opinions set forth in this letter are limited to matters governed by the laws of the State of Louisiana as currently in effect. No opinion is expressed in this letter as to any other laws, including the federal laws of the United States of America or the laws of any state (except Louisiana), parish (county), municipality, local governing authority, or other domestic, foreign, or other jurisdiction. We note that the 2018 Notes Indenture, the Exchange 2018 Notes, and the Registration Rights Agreement refer to the law of the State of New York, and we express no opinion as to any matters of New York law. Moreover, we express no opinion as to compliance with or the applicability or effect of any securities laws, including state or “blue sky” securities laws, and related filing and notice requirements; any fraudulent transfer or fraudulent conveyance or similar laws (including without limitation the Louisiana revocatory action (La. Civil Code art. 2036 et seq.)); any laws regarding unlawful dividends or distributions to shareholders; or any laws specifically applicable to commercial carriers.

5.2 We express no opinion as to the enforceability of the 2018 Notes Indenture or of any other agreement or instrument.

STONE PIGMAN WALTHER WITTMANN L.L.C.

MAY 24, 2011

5.3 We did not participate in the preparation of the Registration Statement, including the related prospectus. We have not conducted any independent investigation, and we do not express any opinion, with respect to the accuracy, completeness, compliance with any securities or other laws, or fairness of any part of the Registration Statement, including the related prospectus. We express no opinion regarding the financial condition, solvency, or prospects of the Louisiana Guarantor or any other entity or regarding the value, if any, of the Exchange 2018 Notes or any guarantee thereof by the Louisiana Guarantor.

5.4 This letter is limited to matters expressly set forth herein and no opinion is implied or to be inferred beyond the matters expressly stated in this letter. This letter expresses our legal opinions as to the foregoing matters based on our professional judgment at this time; it is not a guaranty or warranty as to any matter.

5.5 We assume no obligation to revise or supplement our opinions in the event that, after such time as the Registration Statement is declared effective, facts and circumstances come to our attention or changes in the law occur that could affect such opinions.

5.6 This opinion is rendered to you and is solely for your benefit in connection with the above transaction.

5.7 We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to appropriate reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. We also consent that Barack Ferrazzano Kirschbaum & Nagelberg LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

Very truly yours,

/s/ Stone Pigman Walther Wittmann L.L.C.